Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:         Durus Capital Management, LLC

Date of Event Requiring Statement:  1/24/02

Issuer Name and Ticker Symbol:      Allos Therapeutics, Inc. (ALTH)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, Suite 320, South Norwalk, CT 06854


Signatures:

Durus Capital Management, LLC



By:      /s/ Scott Sacane
         ---------------------------
Name:    Scott Sacane
Title:   Managing Member



/s/ Scott Sacane
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Scott Sacane